UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2008

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

37 North Valley Road, Paoli, Pennsylvania		19301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2008, AMETEK, Inc. appointed John Wesley Hardin, age 43, as President, Electronic Instruments Group. Robert W. Chlebek, President, Electronic Instruments Group has announced his intention to retire at the end of 2008. Mr. Hardin has served as the Senior Vice President - Aerospace and Defense since October, 2004. Previously he served as Vice President and General Manager - Aerospace and Defense from October, 2003 to September, 2004 and Vice President and General Manager - Dixson Division from January 2001 to September 2003.

In connection with his appointment as President, Electronic Instruments Group, on July 23, 2008, Mr. Hardin's base salary was increased to $300,000 and his target bonus was increased to $195,000. In addition, Mr. Hardin received on July 23, 2008, a long-term restricted stock incentive award valued at $198,680.

There is no arrangement or understanding between Mr. Hardin and any other person pursuant to which he was selected as President, Electronic Instruments Group, and there is no family relationship between Mr. Hardin and any Director or Officer of Registrant and he is not party to any transaction in which the Registrant is a participant.

Mr. Hardin is a party to a Termination and Change of Control Agreement with Registrant providing for severance payable upon a Company-initiated termination in connection with a change in control of the Registrant or a termination initiated by Mr. Hardin for good reason.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Press Release dated July 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

July 25, 2008	By:	/s/ Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President & Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 24, 2008.